                                                                      EXHIBIT 21
                                                                      ----------
                SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY
                ---------------------------------------------


                                                     State or         Percentage
                                                   Jurisdiction       of Voting
                                                        of            Securities
Name of Subsidiary                                 Incorporation        Owned
- ------------------                               -----------------  --------------

Alchem, Inc.                                     Massachusetts             100%(1)
Bauer & Black, Inc.                              Delaware                  100%
BBL Realty, Inc.                                 Maryland                  100%(1)
B D Finance B.V.                                 Netherlands               100%(1)
B-D (Cambridge, U.K.) Ltd.                       United Kingdom            100%(1)
B-D U.K. Holdings Limited                        United Kingdom            100%(1)
Becton Dickinson AcuteCare Holdings, Inc.        Delaware                  100%
Becton Dickinson AcuteCare, Inc.                 Massachusetts             100%(1)
Becton, Dickinson A.G.                           Switzerland               100%(1)
Becton, Dickinson Aktiebolag                     Sweden                    100%(1)
Becton Dickinson Asia Limited                    Singapore                 100%(1)
Becton Dickinson (Braunschweig) GmbH             Germany                   100%(1)
Becton, Dickinson and Company, Ltd.              Ireland                   100%
Becton, Dickinson and Company, S.A.              Panama                    100%(1)
Becton Dickinson Benelux N.V.                    Belgium                   100%(1)
Becton, Dickinson B.V.                           Netherlands               100%
Becton Dickinson Canada Inc.                     Canada                    100%(1)
Becton Dickinson de Columbia Ltda.               Columbia                  100%(1)
Becton, Dickinson de Mexico, S.A. de C.V.        Mexico                    100%(1)
Becton Dickinson Diagnostics Inc.                Delaware                  100%
Becton Dickinson Distribution Center N.V.        Belgium                   100%
Becton Dickinson Export Import Ltd. Co.          Turkey                    100%(1)
Becton, Dickinson - France, S.A.                 France                    100%
Becton Dickinson GESMBSH                         Austria                   100%(1)
Becton, Dickinson GmbH                           Germany                   100%(1)
Becton Dickinson Hellas S.A.                     Greece                    100%
Becton Dickinson Image Cytometry B.V.            Netherlands               100%(1)
Becton, Dickinson Industrias Cirurgicas Ltda.    Brazil                    100%(1)
Becton Dickinson Insulin Syringe, Ltd.           British W. Indies         100%(1)
Becton Dickinson International Business
  Corporation                                    British W. Indies         100%(1)
Becton, Dickinson - Italia S.p.A.                Italy                     100%(1)
Becton Dickinson Korea, Inc.                     Korea                     100%(1)
Becton Dickinson Korea Limited                   Korea                     100%
Becton Dickinson Medical Products PTE LTD        Singapore                 100%(1)
BECTON DICKINSON MEXICAN HOLDING, INC.           Nevada                    100%
Becton Dickinson Monoclonal Center, Inc.         Delaware                  100%(1)


                                                  State of          Percentage
                                                Jurisdiction         of Voting
                                                    of              Securities
Name of Subsidiary                              Incorporation         Owned
- ------------------                              -------------     ---------------

Becton, Dickinson Overseas, Inc.                  Panama              100%(1)
Becton Dickinson Overseas Services Ltd.           Nevada              100%
Becton Dickinson O.Y.                             Finland             100%
Becton Dickinson Pen Limited                      Ireland             100%
Becton Dickinson Philippines, Inc.                Philippines         100%(1)
Becton Dickinson Pty. Ltd.                        Australia           100%
Becton Dickinson Real Estate Incorporated         New Jersey          100%(1)
Becton Dickinson Research Corporation             Nevada              100%
Becton Dickinson (Roysten) Ltd.                   United Kingdom      100%(1)
Becton Dickinson, S.A.                            Spain               100%(1)
Becton Dickinson Sdn. Bhd.                        Malaysia            100%(1)
Becton Dickinson (Thailand) Limited               Thailand            100%(1)
Becton, Dickinson U.K. Limited                    United Kingdom      100%(1)
Becton Dickinson Vascular Access Inc.             Delaware            100%
Becton Dickinson Vascular Access, S.A. de C.V.    Mexico              100%(1)
Becton Dickinson Venezuela, C.A.                  Venezuela           100%(1)
Becton Dickinson Worldwide, Inc.                  Delaware            100%
Bedins Ltd.                                       Bermuda             100%(1)
Belvedere, Inc.                                   New Hampshire       100%(1)
Benex Ltd.                                        Ireland             100%
BMS Realty, Inc.                                  Maryland            100%(1)
Cascade Medical Leasing, Inc.                     Oregon              100%(1)
Cell Analysis Systems, Inc.                       Illinois            100%
Collaborative Biomedical Products, Inc.           Delaware            100%
DWS, Inc.                                         Oregon              100%
JLI Leasing, Inc.                                 Maryland            100%
Johnston Fergusson Vestal, Inc.                   Maryland            100%(1)
Johnston Laboratories, Inc.                       Maryland            100%
MICROPETTE, Inc.                                  Delaware            100%
Nippon Becton Dickinson Company, Ltd.             Japan               100%(1)
Phase Medical, Inc.                               California          100%(1)
Promedicor de Mexico, S.A. de C.V.                Mexico              100%(1)
Rudolph Beaver FSC, Inc.                          Virgin Islands      100%(1)
228 Coshocton, Inc.                               Nevada              100%(1)


(1) Owned 100% by a subsidiary of Becton, Dickinson and Company.

                                      -2-